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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Mercer International Inc. on Form S-3 of our report dated February 26, 2004, relating to the consolidated financial statements of Mercer International Inc. as of and for the year ended December 31, 2003 appearing in the Annual Report on Form 10-K of Mercer International Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP Independent Registered Chartered Accountants Vancouver, British Columbia December 10, 2004

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Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS